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                                                                    Exhibit 5.01
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                          MORGAN, LEWIS & BOCKIUS LLP
                              1701 Market Street
                            Philadelphia, PA  19103


November 7, 2000

Orthovita, Inc.
45 Great Valley Parkway
Malvern, PA  19355


Re:  Orthovita, Inc. - Registration Statement on Form S-3
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Ladies and Gentlemen:

We have acted as counsel to Orthovita, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 3,032,395 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), including 1,715,679 shares of Common Stock currently outstanding and held by the selling security holders identified in the Registration Statement (the "Common Shares"), and 1,316,716 shares of Common Stock issuable upon the exercise of warrants (the "Warrant Shares"). We have examined copies of the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, each as amended to date, resolutions adopted by the board of directors and such other documents, and have made such inquiries of the Company's officers, as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Common Shares have been duly authorized, validly issued, fully paid and non-assessable and that the Warrant Shares are duly authorized and, when issued in accordance with the terms of the underlying warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the caption "Legal Opinion" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
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